Exhibit 99.1

CTG Announces Fourth Quarter and Full Year 2021
Financial Results Conference Call and Webcast

BUFFALO, N.Y., February 8, 2022 – CTG (Nasdaq: CTG) (“Company”), a leading provider of digital IT solutions and services in North America and Western Europe, announced that it will release its fourth quarter and full year 2021 results before the opening of financial markets on Tuesday, February 22, 2022.

The Company will host a conference call and webcast to review the financial and operating results for the period.  A question-and-answer session will follow.

Fourth Quarter and Full Year 2021 Conference Call

Date:  Tuesday, February 22, 2022

Time:  11:00 a.m. Eastern Time

Phone:  +1 844 291 6362 and enter access code 1361242

Webcast and accompanying slide presentation: www.ctg.com

A telephonic replay will be available from 3:00 p.m. ET on the day of the call through Friday, February 25, 2022 by dialing +1 866 207 1041 and entering the access code 2423685.  The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908